EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Registration Statement on Form SB-2 for Corporate Strategies, Inc. and Subsidiary of our report dated June 30, 2004 related to the consolidated balance sheet of Corporate Strategies, Inc. for the year ended December 31, 2003 and the related consolidated statements of operations, shareholder's equity and cash flow for the years ended December 31, 2003 and 2002. We also consent to the reference to us under the heading "EXPERTS" in such Form SB-2.

                                             /s/ Thomas Leger & Co., L.L.P

                                                 Thomas Leger & Co., L.L.P.

Houston, Texas
September 21, 2004